Exhibit 10.3

ASSIGNMENT OF CERTAIN CONTRACTUAL RIGHTS AND INTERESTS

ASSIGNMENT OF CERTAIN CONTRACTUAL RIGHTS AND INTERESTS

Now on this 17th day of October, 2023, American Noble Gas, Inc., (hereinafter “ANG”) 14001 Marshall Drive, Lenexa, KS 66215 and M3 Helium Corp., a Delaware corporation (hereinafter “M3”) 4601 E Douglas Ave STE 150, Wichita, Kansas 67218 agree as follows:

WHEREAS, ___________, LLC (hereinafter “___________”) is the owner of certain rights arising under that certain Farmout Agreement Between _______________ LP, et al., as farmor and _______________ as farmee made effective as of March 1, 2022, which Farmout Agreement is by reference made a part hereof (hereinafter, the “Farmout Agreement”);

WHEREAS, ANG did enter into that certain Participation Agreement with SunFlower and other parties made Effective as of April 4, 2022 whereby ANG acquired certain undivided rights in and to all oil and gas wells and leases as and when earned by the farmee under the Farmout Agreement together with an irrevocable first option to acquire any interest which may be earned pursuant to the Farmout Agreement (coliectively the “Farmout Rights”), through the performance of their obligations set forth in said Participation Agreement;

WHEREAS, ____________ Revocable Trust, _________ and _________________, LLC did also enter into that certain Participation Agreement with ______________________made Effective April 4, 2022 whereby ________________ Revocable Trust, __________ and _______________, LLC collectively conveyed a 3% carried working interest in and to the Farmout Rights to _____________ which burdened _________________Revocable Trust, ____________ and __________________, LLC working interest in and to the Farmout Rights only and did not burden any working interest owned by ANG

WHEREAS, ANG did enter into a Joint Operating Agreement with ___________made Effective as of April 4, 2022 whereby __________ was designated as the operator or all working interests obtained pursuant to the above referenced Farmout Agreement and Participation Agreements; and

WHEREAS, ANG has agreed to convey all right, title, interest and future options or rights in and to the above referenced Agreements and the Farmout Rights to M3.

Now Therefore, for valuable and sufficient consideration the Parties agree as follows:

1 .. ANG does hereby assign all of its right, title and interest in and to Farmout Rights to M3, which represent not less than an undivided Forty (40%) Percent interest in the Farmout Rights.

2. ANG does hereby assign the interests described herein with special warranty by the ANG that nothing has encumbered the assigned interest arising by, through or under ANG, but without any further representations or warranties of any kind. These assignments expressly disclaim all other express or implied warranties, specifically including but not limited to implied warranties of merchantability and fitness for a particular purpose.

3. ____________ and _______________Ill Revocable Trust do hereby consent to the transactions described herein, but are not conveying any of their right, title or interest under the above referenced Farmout Agreement, Participation Agreements or Joint Operating Agreement.

4. MISCELLANEOUS.

A. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, heirs, administrator, and assigns.

B. AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by the Parties.

C. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of Kansas. The venue of any action shall be in Allen County, Kansas. Any party who breaches or fails to timely perform its obligations under this Agreement shall be liable for the reasonable costs, expenses and attorney fees of the non-breaching party

D. MERGER OF PRIOR AGREEMENTS. This Agreement, as may be amended, and the exhibits attached hereto constitute the entire Agreement between the parties with respect to the subject matter hereof and supersede all prior Agreements and understandings between the Parties hereto relating to the subject matter hereof.

E. CONSENT OR WAIVER. No consent or waiver, express or implied, by either Party to or of any breach or default by the other Party in the performance of this Agreement shall be constructed as a consent or waiver to or of any subsequent breach or default in the performance by such other Party of the same or any other obligations hereunder.

F. COUNTERPARTS. This Agreement may be executed in counterparts and all counterparts shall be considered part of one Agreement binding on all parties hereto.

H. SEVERABILITY. In the event that one or more of the provisions hereof shall be held to be illegal, invalid, or unenforceable, such provisions shall be deemed severable and the remaining provisions hereof shall continue in full force and effect.

I. JOINT DRAFTING. The Parties shall be considered joint drafters of this Agreement so as not to construe this contract against one Party as drafter more than the other.

K. SURVIVAL OF TERMS. The terms of this Agreement shall survive Closing and shall not merge with the Assignments referenced herein.

L. EFFECTIVE DATE. This Agreement shall be effective as of 11/17/2023, regardless of the date on which it is actually executed by the parties.

[Signature Page Follows]

American Noble Gas, Inc.

By:	/s/ Tom Heckman
CEO

M3 Helium Corp., a Kansas corporation

/s/ Anthony Melikhov
Anthony Melikhov
CEO
, LLC

By:
Managing Member
___________________ Revocable Trust

/s/
Trustee